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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Conceptus, Inc. for the registration of 1,642,858 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 2001 with respect to the consolidated financial statements of Conceptus, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



Palo Alto, California
April 19, 2001